As filed with the Securities and Exchange Commission on April 9, 1997

                                            Registration No. 333-______________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                     CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

             Virginia                                        54-1589139
  (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

306 East Main Street, Richmond, Virginia                        23219
     (Address of principal executive offices)                (Zip Code)

                     CORNERSTONE REALTY INCOME TRUST, INC.
                 1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                      AND
                SPECIAL NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                      AND
                        NON-EMPLOYEE DIRECTORS FEES PLAN
                           (Full titles of the plans)

         Glade M. Knight       Copy to:         Leslie A. Grandis, Esq.
       306 East Main Street             McGuire, Woods, Battle & Boothe, L.L.P.
    Richmond, Virginia 23219                        One James Center
    Telephone: (804) 643-1761                    Richmond, Virginia 23219
(Name, address and telephone number, including   Telephone: (804) 775-4322
      area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


       Title of                                     Proposed Maximum         Proposed Maximum
     Securities to            Amount to be              Offering                Aggregate                Amount of
     be Registered             Registered         Price Per Share (1)       Offering Price (1)       Registration Fee
        Common
        Shares               993,919 shares              $11.00                $10,933,109               $3,313.06
=======================  ====================== ======================== ========================  =====================


(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(a) under the Securities Act of 1933, on the most recent price at which shares were sold to the public.

         Shares   registered  under  this   registration   statement  have  been
authorized for issuance as follows:

         1. An aggregate of up to 927,000 shares of Common Stock have been authorized for issuance under the 1992 Non-Employee Directors Stock Option Plan;

         2. An aggregate of 23,169 shares of Common Stock have been authorized for issuance under the Special Non-Employee Directors Stock Option Plan; and

         3. An aggregate of up to 43,750 shares of Common Stock have been authorized for issuance under the NonEmployee Directors Fees Plan.

                                   PROSPECTUS



                     CORNERSTONE REALTY INCOME TRUST, INC.
                 1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                      AND
                SPECIAL NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                      AND
                        NON-EMPLOYEE DIRECTORS FEES PLAN


                                ----------------



         This document provides information about the 1992 Non-Employee Directors Stock Option Plan of Cornerstone Realty Income Trust, Inc. (the "Company"), pursuant to which up to 927,000 shares of the Company's common stock, no par value (the "Common Stock"), may be issued to eligible directors of the Company; the Company's Special Non-Employee Directors Stock Option Plan, pursuant to which 23,169 shares of the Common Stock may be issued to eligible directors of the Company; and the Company's Non-Employee Directors Fees Plan, pursuant to which up to 43,750 shares of the Common Stock may be issued to eligible directors of the Company.

                                ----------------


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933


                               -----------------



         No person is authorized to give any information or make any representation in connection with the offer contained in this Prospectus, other than those contained herein. Any information or representation not contained herein must not be relied upon as having been so authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus in any State or other jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales or solicitations hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.







                 The date of this Prospectus is April 9, 1997.

                               TABLE OF CONTENTS

                                                                PAGE


GENERAL INFORMATION..............................................3

SHARES AVAILABLE FOR ISSUANCE....................................3

ELIGIBILITY......................................................4

TERMS OF AWARDS..................................................4
         Options  ...............................................4
         Stock    ...............................................5

FEDERAL INCOME TAX CONSEQUENCES..................................5
         For Participants........................................5
         For the Company.........................................6

RESTRICTIONS ON RESALE...........................................6

ADDITIONAL INFORMATION...........................................6

                              GENERAL INFORMATION

         The Board of Directors (the "Board") of the Company has adopted the 1992 Non-Employee Directors Stock Option Plan, as amended and restated (the "1992 Plan"), which became effective on December 18, 1992; the Special Non-Employee Directors Stock Option Plan (the "Special Plan"), which became effective on January 25, 1996; and the Non-Employee Directors Fees Plan (the "Fees Plan"), which became effective on September 26, 1996 (collectively the "Plans").

         The 1992 Plan is intended to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The 1992 Plan will terminate on July 8, 2004 unless earlier terminated upon the adoption of a resolution by the Board. The 1992 Plan is administered by the Board. The Board may suspend or discontinue the 1992 Plan or revise or amend the 1992 Plan in any manner, except that without approval of the shareholders of the Company, no revision or amendment may increase the number of shares subject to the 1992 Plan or materially increase the benefits accruing to participants under the 1992 Plan.

         The purpose of the Special Plan is to provide for a special one-time grant of stock options to three former members of the Board who did not stand for re-election at the Company's 1996 Annual Meeting of Shareholders (but who were still members of the Board at the time of grant), in recognition of their valuable service and their loyalty to the Company. Each optionee under the Special Plan has received an option to purchase 7,723 shares of Company stock. The Special Plan will terminate on January 25, 2006 unless earlier terminated upon the adoption of a resolution of the Board. The Special Plan is administered by the Board. The Board may suspend or discontinue the Special Plan or revise or amend the Special Plan in any manner.

         The purpose of the Fees Plan is to promote long-term shareholder value by increasing Common Stock ownership by the non-employee members of the Board, and thereby aligning their interests with those of other shareholders. The Fees Plan will terminate on September 26, 2006, unless earlier terminated upon the adoption of a resolution by the Board. The Fees Plan is administered by the Board, which may suspend or discontinue the Fees Plan or revise or amend it in any manner.

         None of the Plans are subject to any provisions of the Employee Retirement Income Security Act of 1974 nor is any Plan qualified under Section 401(a) of the Internal Revenue Code (the "Tax Code").

         Statements contained in this Prospectus as to the provisions of the 1992 Plan and the Special Plan are intended to be general in nature and may not in every instance be complete. Reference is made to those written Plans, copies of which will be provided, without charge, upon written or oral request to the Company's Chief Financial Officer. Statements in this Prospectus with respect to the Fees Plan are similarly intended to be general in nature, and reference is made to the Resolution of the Board of Directors of the Company, dated September 26, 1996 ("the "Authorizing Resolution") authorizing issuance of shares under that Plan, copies of which are also available, without charge, upon written or oral request to the Company's Chief Financial Officer. (See "Additional Information.") The statements in this Prospectus are qualified in all respects by reference to the written Plan and the Authorizing Resolution.


                         SHARES AVAILABLE FOR ISSUANCE

         A total of up to 927,000 shares of Common Stock is reserved for issuance under the 1992 Plan, a total of 23,169 shares of Common Stock is reserved for issuance under the Special Plan, and a total of up to 43,750 shares of Common Stock is reserved for issuance under the Fees Plan. Shares allocable to options under the 1992 Plan that expire or otherwise terminate unexercised may again be subjected to an award under the 1992 Plan. The number of shares available for an award under the 1992 Plan will include the number of shares surrendered by an optionee or retained by the Company in payment of applicable withholding taxes. In the event of a stock dividend, stock split or combination of shares, recapitalization, merger or other similar change, appropriate adjustments will be made in the number and kind of shares issuable under the 1992 Plan and the Special Plan, the number and kind of shares to be issued under outstanding stock option awards, the exercise price and other relevant provisions.


                                  ELIGIBILITY

         The 1992 Plan defines "Eligible Directors," eligible to receive option awards under the 1992 Plan, as including all directors who are not otherwise employees of the Company or any of its subsidiaries and who were not employees thereof for a period of at least one year before the date of grant (as defined in the 1992 Plan). Options have been and will be awarded automatically to the Eligible Directors under the 1992 Plan as follows: (i) as of the initial closing of a 1992 offering, each Eligible Director automatically received an option to purchase 500 shares of Common Stock plus 0.0125% of the number of shares of Common Stock in excess of a minimum offering of 1,000,000 shares sold by such initial closing; (ii) as of each subsequent closing of the 1992 offering before June 1, 1994, each Eligible Director automatically received an option to purchase 0.0125% of the number of shares of Common Stock sold since the last closing of the offering; (iii) as of each June 1 during the years 1994 through 1998 (inclusive), each Eligible Director shall automatically receive an option to purchase 0.02% of the total number of shares of Common Stock issued and outstanding on that date; (iv) as of the effective date of the amendment and restatement of the 1992 Plan in 1994, each Eligible Director automatically received an option to purchase 5,000 shares of Company Stock; and (v) as of the election as a director of any new person who qualifies as an Eligible Director, such Eligible Director shall automatically receive an option to purchase 5,000 shares of Common Stock.


         On January 25, 1996, options were granted under the Special Plan to "Eligible Directors," defined in the Special Plan to include all directors (i) who are not otherwise employees of the Company or any of its subsidiaries and who were not employees thereof for a period of at least one year before the date of grant (as defined in the Special Plan), and (ii) who were not expected to and did not stand for reelection to the Board at the Company's 1996 Annual Meeting of Shareholders. The Special Plan further provides that the directors eligible under the Special Plan are Phillip H. Kirkpatrick, William P. Graham and Edward
L. Marcus.

         The eligibility requirements for directors to receive shares under the Fees Plan are the same as the eligibility requirements for the receipt of
options  under  the  1992  Plan.  Pursuant  to  the  Authorizing   Resolution,
non-employee directors will receive an annual fee of $10,000, of which $5,000 will be paid in cash and $5,000 will be paid in shares of Common Stock. No shares have yet been issued under the Fees Plan.

                                TERMS OF AWARDS

OPTIONS

         No option issued under the 1992 Plan or the Special Plan may be exercised earlier than six months after the date of grant, and no option issued under either of those Plans may be exercised after the first to occur of (i) 10 years from the date of grant, (ii) three years following the optionee's ceasing to be a director of the Company (other than by death), or (iii) one year following the optionee's death.

         The  participant  does  not  pay  any  monetary  consideration  for the granting of the options. The 1992 Plan and the Special Plan provide that the exercise price of shares covered by an option shall be the fair market value of such shares on the date of grant. The Special Plan further provides that the fair market value on the date of grant of options under the Special Plan is deemed to be $11.00 per share. The exercise price of an option may be paid in cash or by delivery to the Company of shares of Common Stock (valued at fair market value on the date of exercise) in the amount necessary to pay the exercise price. At the time of exercise, the Company has the right to retain shares of the Common Stock otherwise remittable to the optionee under the option to cover the Company's income tax withholding obligations, subject to the optionee's right to make other arrangements satisfactory to the Company for the payment of all applicable withholding taxes. No fees, commissions or other charges are incurred upon exercise of an option.

     Options are not transferable except by will or by the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee. The 1992 Plan and the Special Plan contain no provision that permits participants to withdraw from those Plans and terminate their interests therein, and those Plans prohibit participants from assigning, pledging, or hypothecating their options or their interests therein.

         If the Company is party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions as it deems appropriate with respect to outstanding options.

STOCK

         Shares issued pursuant to the Fees Plan are subject to no restrictions under the terms set forth in the Authorizing Resolution. The Authorizing Resolution for the Fees Plan contains no provision that permits participants to withdraw from the Plan and terminate their interests therein.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the Federal income tax consequences to the Company and participants under the Plans. It is general and does not purport to be complete. There may also be applicable state and local taxes. In addition, in some cases it may be important to consider the effect, if any, of gift, estate and inheritance taxes.

         NO REPRESENTATION RESPECTING THE TAX TREATMENT OF ANY OPTION AWARD HAS BEEN MADE TO A PLAN PARTICIPANT. PLAN PARTICIPANTS ARE URGED TO CONSULT THEIR COUNSEL, ACCOUNTANTS, OR OTHER TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF OPTIONS GRANTED TO THEM IN RELATION TO THEIR OWN PARTICULAR TAX SITUATION.


FOR PARTICIPANTS

         STOCK. In general, a director who has received shares of Common Stock will include in gross income as compensation income an amount equal to the fair market value of the shares of stock at the time of receipt of the stock. Such amount will be included in the tax year in which the stock is received.

         NONSTATUTORY STOCK OPTIONS. All options granted under the Plans shall be nonstatutory in nature and shall not be entitled to special tax treatment under Tax Code Section 422. Under present Federal income tax law and existing and temporary regulations subject to change at any time:

                  (1) Generally, no taxable income will be realized by a participant upon the grant of nonstatutory stock options under the Plans.

                  (2) Upon the exercise of nonstatutory stock options, a participant will incur ordinary income in the year of exercise to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price.

         EXERCISE OF AN OPTION WITH COMMON STOCK. A participant may pay any or all of the purchase price on the exercise of a stock option by the delivery of Common Stock. Usually when a participant delivers shares of Common

Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in value of the previously held Common Stock. In other words, even though the delivered shares are valued at their fair market value for purposes of paying all or part of the option price, the participant is generally not taxed on the difference between the fair market value and the tax basis of the shares.

         TAX BASIS OF COMMON STOCK RECEIVED UPON EXERCISE. Ordinary income recognized upon receipt of Common Stock under the Plans will increase the participant's tax basis for the purpose of determining gain or loss on the subsequent sale or exchange of the Common Stock. Special rules apply to determine the basis of shares of Common Stock received upon the exercise of a stock option by the delivery of shares of previously owned Common Stock.

FOR THE COMPANY

         The Company usually will be entitled to a business expense deduction at the time and in the amount that the participant recognizes ordinary income in connection with an option award or the issuance of shares of Common Stock in partial payment of directors' fees. With respect to nonstatutory options, this usually occurs upon exercise of the options. With respect to Common Stock, it usually occurs upon receipt of the shares.


                             RESTRICTIONS ON RESALE

         The Plans contain no restrictions on the resale of Common Stock received in partial payment of directors' fees or upon exercise of a stock option. However, the securities laws impose certain limitations on sales by persons who are affiliates of the Company, as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). An affiliate may resell such Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from such registration, such as the exemption provided by Rule 144 under the Securities Act. The Company has no obligation to register for resale any shares of Common Stock acquired by participants and this Prospectus is not available to a participant for reoffers or resales.

         In addition, under Section 16(b) of the Exchange Act, a director must pay to the Company any profit made from a purchase and sale, or a sale and purchase, of Common Stock within a six-month period. Transactions subject to
Section 16(b) may include the receipt, vesting and exercise of stock options, the delivery or retention of Common Stock to pay the exercise price or to satisfy tax withholding obligations and the resale of Common Stock received upon exercise. Transactions between the director and the Company, in which no third parties are involved, may be eligible for exemption pursuant to Rule 16b-3 under the Exchange Act. Participants who have questions regarding the applicability of
Section 16 are encouraged to contact the Company's Chief Financial Officer.


                             ADDITIONAL INFORMATION

         The Company hereby incorporates by reference the following documents filed or to be filed with the Securities and Exchange Commission (the "Commission");

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b)      all  other  reports  filed  with the  Commission  pursuant  to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including: the Company's Current Report on Form 8-K dated October 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A);

         (c) the Company's Registration Statement on Form 8-A under the Exchange Act; and

         (d) from the date of filing such documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold.

         Upon oral or written request, the Company will provide to a participant, without charge, copies of (i) any and all of the information that has been incorporated by reference in this document, (ii) the Company's most recent annual report to shareholders, and (iii) if the participant is not otherwise receiving such material, all reports, proxy statements and other communications distributed by the Company to its shareholders generally. Such requests should be directed to the Company's Chief Financial Officer at the Company's business address: 306 East Main Street, Richmond, Virginia, 23219, telephone number (804) 643-1761.

         Participants may contact the Company's Chief Financial Officer at the address and telephone number listed above to obtain additional information about the Plan and its administrators.

         The Company may distribute from time to time to participants reports showing the status of their grants under the Plans.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Cornerstone Realty Income Trust, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b)  all other  reports  filed with the  Commission  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including: the Company's Current Report on Form 8-K dated October 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A); and

        (c) the description of the Company's Common Shares appearing in its Registration Statement on Form 8-A filed with the Commission on April 28, 1994 (No. 0-23954).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Virginia Stock Corporation Act (the "Act") allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal act or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities laws.

         Article VI of the Company's Amended and Restated Articles of Incorporation (the "Articles") provides that in every instance in which the Act, and any amendments thereto, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of the Company shall not be liable to the Company or its shareholders.

         The Articles provide for mandatory indemnification of any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company or by or on behalf of its shareholders) because such individual is or was a director or officer of the Company or of any legal entity controlled by the Company or because such individual is or was a fiduciary of any employee benefit plan established at the direction of the Company, against all liabilities and reasonable expenses incurred on account of the proceeding, provided that the directors of the Company (excluding the indemnified party) determine in good faith that the director's or officer's course of conduct which caused the loss or liability was undertaken in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Company or its shareholders, except such liabilities and expenses as are incurred because of such individual's misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law.

         The Company maintains a standard policy of officers' and directors' liability insurance. The Company is authorized to purchase and maintain insurance against any liability it may have under the indemnification provisions of the Articles or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the request of the Company, regardless of the Company's power to indemnify against such liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                                      Description

4.1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc. as amended (Incorporated by reference to Exhibit 3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

4.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995) (Incorporated by reference to Exhibit
                  3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered.

23.1 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibit 5).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of L.P. Martin & Company, P.C.

24.1              Power of Attorney of Glade M. Knight.

24.2              Power of Attorney of Stanley J. Olander, Jr.

24.3              Power of Attorney of Glenn W. Bunting.

24.4              Power of Attorney of Penelope W. Kyle.

24.5              Power of Attorney of Harry S. Taubenfeld.

24.6              Power of Attorney of Martin Zuckerbrod.

99.1 Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan.

99.2 Cornerstone Realty Income Trust, Inc. Special Non-Employee Directors Stock Option Plan.

99.3 Resolution of the Board of Directors of the Company, dated January 26, 1996, authorizing Non- Employee Directors Fees Plan.

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized,   in  the  City  of   Richmond,   Commonwealth   of   Virginia,   on
April 9, 1997.

CORNERSTONE REALTY INCOME TRUST, INC.

By:  /s/ Stanley J. Olander, Jr., Chief Financial Officer
         ------------------------------------------------
         Stanley J. Olander, Jr., Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              Signature                            Capacities                  Date

/s/*
----------------------------------------    Director, President, and      April 9, 1997
Glade M. Knight                             Chief Executive Officer


/s/*
----------------------------------------    Director, Vice President,     April 9, 1997
Stanley J. Olander, Jr.                     Secretary and Chief
                                            Financial Officer

/s/*
----------------------------------------    Director                      April 9, 1997
Glenn W. Bunting, Jr.


----------------------------------------    Director                      April 9, 1997
Leslie A. Grandis

/s/*
----------------------------------------    Director                      April 9, 1997
Penelope W. Kyle


/s/*
----------------------------------------    Director                      April 9, 1997
Harry S. Taubenfeld


/s/*
----------------------------------------    Director                      April 9, 1997
Martin Zuckerbrod


*By: /s/ Stanley J. Olander, Jr.
     ----------------------------------------------
         Stanley J. Olander, Jr.,
         Attorney-in-Fact for the above-named persons


                                       5



                                 EXHIBIT INDEX

Exhibit                                                                                     Sequentially
Number                                  Description                                         Numbered Page


4.1               Amended and Restated Articles of Incorporation of Cornerstone
                  Realty Income Trust, Inc. as amended (Incorporated by reference to Exhibit 3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No.
                  0-23954).

4.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995) (Incorporated by reference to Exhibit
                  3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered.

23.1 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibit 5).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of L.P. Martin & Company, P.C.

24.1              Power of Attorney of Glade M. Knight.

24.2              Power of Attorney of Stanley J. Olander, Jr.

24.3              Power of Attorney of Glenn W. Bunting.

24.4              Power of Attorney of Penelope W. Kyle.

24.5              Power of Attorney of Harry S. Taubenfeld.

24.6              Power of Attorney of Martin Zuckerbrod.

99.1              Cornerstone Realty Income Trust, Inc. 1992 Non-Employee
                  Directors Stock Option Plan.

99.2              Cornerstone Realty Income Trust, Inc. Special Non-Employee
                  Directors Stock Option Plan.

99.3              Resolution  of the Board of Directors  of the  Company,  dated
                  September 26, 1996,  authorizing  Non-Employee  Directors Fees
                  Plan.


                                       6

